UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 2, 2008

RUBY TUESDAY, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue

Maryville, Tennessee 37801

(Address of Principal Executive Offices)

(865) 379-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

On April 2, 2008, the Company issued a press release announcing the Company’s preliminary financial results for the fiscal quarter ended March 4, 2008. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 2, 2008, the Company’s Board of Directors increased the number of directors of the Company from seven to eight and elected R. Brad Martin to serve as director effective April 2, 2008, as further described in the press release attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

The Board determined that, in its judgment, Mr. Martin satisfied the requirements for “independence” set forth in the Company’s Corporate Governance Guidelines and the applicable rules of the New York Stock Exchange. There were no arrangements or understandings pursuant to which Mr. Martin was elected or any relationships or related transactions between the Company and Mr. Martin of the type required to be disclosed under applicable Securities and Exchange Commission rules. The Board elected Mr. Martin to serve on the Nominating and Governance Committee and the Compensation and Stock Option Committee.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION
99.1	Press Release dated April 2, 2008 (this press release is being furnished pursuant to Item 2.02 of Form 8-K).
99.2	Press Release dated April 2, 2008 (this press release is being furnished pursuant to Item 5.02 of Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.

(Registrant)

By:/s/ Marguerite N. Duffy

Marguerite N. Duffy

Senior Vice President and

Chief Financial Officer

Date: April 2, 2008